Exhibit (a)(1)(ii)

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON JULY 23, 2007, UNLESS EXTENDED OR EARLIER TERMINATED
BY NII HOLDINGS, INC. (THE “EXPIRATION DATE”).

NII HOLDINGS, INC.

LETTER OF TRANSMITTAL

FOR

OFFER OF PREMIUM UPON CONVERSION OF ANY AND ALL OF
ITS OUTSTANDING 2 7/8% CONVERTIBLE NOTES DUE 2034
(CUSIP Nos. 62913F AB 8 and 62913F AC 6)

THE CONVERSION AGENT
FOR THE OFFER IS:

Wilmington Trust Company

By Registered or Certified Mail, Hand Delivery or Overnight Courier:	By Facsimile:

Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1626 Attn: Alisha Clendaniel	(302) 636-4139

To Confirm by Telephone:

(302) 636-6470

(Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.)

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN AND IN THE OFFERING CIRCULAR SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. DO NOT DELIVER THIS LETTER OF TRANSMITTAL TO NII HOLDINGS, INC.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER OFFERING DOCUMENTS, YOU SHOULD CONTACT THE INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT (212) 929-5500 (CALL COLLECT) OR (800) 322-2885 (CALL TOLL-FREE).

This letter of transmittal (this “Letter of Transmittal”) and the offering circular, dated June 22, 2007 (the “Offering Circular”), of NII Holdings, Inc. (the “Company”) have been delivered to you in connection with the Company’s offer to pay a cash premium of $80.00 (the “Inducement Premium”), plus accrued and unpaid interest up to, but not including, the conversion date, for each $1,000 principal amount of its 2 7/8% Convertible Notes due 2034 (the “Notes”) that is tendered for conversion into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), prior to the Expiration Date. A Note holder who has not tendered its Notes for conversion prior to the Expiration Date will not be entitled to the Inducement Premium. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Offering Circular.

The tender of a holder’s Notes for conversion and the acceptance of the tender by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in the Offering Circular and in this Letter of Transmittal, which together constitute the “Offer.”

Any beneficial owner of Notes held in the name of a nominee who wants to tender Notes for conversion in the Offer is urged to contact the nominee promptly and instruct the nominee to tender on the beneficial owner’s behalf.

To effectively tender Notes that are held through the Depository Trust Company (“DTC”), any financial institution that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of Notes by causing DTC to transfer these Notes into the account of the Conversion Agent, Wilmington Trust Company (the “Conversion Agent”), in accordance with DTC’s transfer procedures. In connection with a book-entry transfer, a Letter of Transmittal need not be transmitted to the Conversion Agent, provided that the book-entry transfer procedure is completed prior to the Expiration Date. Upon receipt of such holder’s acceptance, DTC will credit and verify the acceptance and send an agent’s message to the depositary for its acceptance.

A holder not holding through a nominee or custodian may participate in the Offer by tendering any Notes that the holder desires to tender for conversion pursuant to the Offer, together with a properly completed and duly executed Letter of Transmittal, and all other documents required by the Letter of Transmittal to the Conversion Agent at the address set forth above prior to the Expiration Date. The method of delivery of these documents is at the election and risk of the holder. If delivery is by mail, we recommend that tendering holders use registered mail, properly insured, with return receipt requested. Instead of delivery by mail, we recommend that the holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

The Company reserves the right, at any time or from time to time, to extend the Offer at its discretion, in which event the term “Expiration Date” shall mean the latest date to which the Offer is extended. The Company shall timely notify the Conversion Agent of any extension by oral, followed by written, notice and will issue a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

This Letter of Transmittal may be completed by a Holder (as defined below) of Notes for the tender of such Notes to the account maintained by the Conversion Agent for the Notes at DTC according to the procedures described in the Offering Circular under the heading “The Offer – Procedures for Tendering Notes in the Offer.” Please note that delivery of documents required by this Letter of Transmittal to DTC does not constitute delivery to the Conversion Agent.

As used in this Letter of Transmittal, the term “Holder” means any person (1) in whose name Notes are registered on the books of the Company or (2) whose Notes are held of record by DTC. You should use this Letter of Transmittal to indicate whether or not you would like to participate in the Offer. If you decide to tender your Notes for conversion, you must complete this entire Letter of Transmittal, unless you hold your Notes through DTC, in which case you may use DTC’s book-entry transfer facility system as described above.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE OFFERING CIRCULAR CAREFULLY BEFORE COMPLETING ANY BOX BELOW. IF YOU WOULD LIKE ADDITIONAL COPIES OF THE OFFERING CIRCULAR AND THIS LETTER OF TRANSMITTAL, YOU SHOULD CONTACT THE INFORMATION AGENT AT (212) 929-5500 (CALL COLLECT) OR (800) 322-2885 (CALL TOLL-FREE).

PRINCIPAL AMOUNT OF NOTES TENDERED FOR CONVERSION
(See Instruction 3)

$
Name(s) of Holder(s)	Aggregate Principal Amount Represented by Notes

$
Street Address	Principal amount to be converted (if less than all)

City, State and Zip Code	Certificate Number

DELIVERY INFORMATION

To facilitate delivery of the Notes by book-entry transfer made to an account maintained by the Conversion Agent with a Book-Entry Transfer Facility, please complete the following:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

According to the terms and conditions of the Offer, I hereby tender to the Company for conversion into shares of Common Stock the principal amount of Notes indicated above. At the time these Notes are accepted by the Company, and upon the conversion of the Notes into shares of Common Stock and payment of the Inducement Premium, I will sell, assign, and transfer to the Company all right, title and interest in and to the Notes I have tendered. I am aware that the Conversion Agent also acts as the agent of the Company.

I represent and warrant that I have full power and authority to tender, sell, assign, transfer and convert the Notes that I am tendering. I represent and warrant that the Company will acquire good and unencumbered title to the Notes, free and clear of all liens, restrictions, charges and encumbrances and that the Notes will not be subject to any adverse claim at the time the Company acquires them.

I understand that that Company will be deemed to have accepted validly tendered Notes for conversion when the Company gives oral or written notice of acceptance to the Conversion Agent. If, for any reason, any tendered Notes are not accepted for conversion in the Offer, the unaccepted Notes will be credited to an account at DTC, as soon as reasonably possible after the Expiration Date.

I understand that tenders of Notes for conversion according to the procedures described in the Offering Circular under the heading “The Offer - Procedures for Tendering Notes in the Offer” and in the instructions included in this document constitute a binding agreement between myself and the Company subject to the terms and conditions of the Offer.

IMPORTANT - PLEASE SIGN HERE
(Complete Accompanying Substitute Form W-9 on Last Page)

(Signature(s) of Holder(s) of Notes)

Dated _ _ , 2007

(The above lines must be signed by the registered holder(s) of Notes as name(s) appear(s) on the Notes or on a security position listing. If Notes to which this Letter of Transmittal relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (i) set forth his or her full title below and (ii) unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. See Instructions 1 and 5 regarding completion of this Letter of Transmittal, printed below.)

Name(s) _ _
(Please Type or Print)

Capacity: _ _

Address: _ _

(Include Zip Code)

Area Code and Telephone Number _ _

MEDALLION SIGNATURE GUARANTEE
(If Required by Instructions 1 and 4)

Certain signatures must be Guaranteed by an Eligible Institution.

Signature(s) Guaranteed by an Eligible Institution:

(Authorized Signature)

(Title)

(Name of Firm)

(Address, Include Zip Code)

(Area Code and Telephone Number)

Dated: _ _, 2007

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 4, 5 and 6)

To be completed only (i) if any shares of Common Stock issued upon conversion of the Notes and the Inducement Premium, or any untendered portion of your Notes, are to be issued in the name of someone other than you, or (ii) if Notes tendered by book-entry transfer that are not accepted for conversion are to be returned by credit to an account maintained at the Book-Entry Transfer Facility. Issue Common Stock and/or Notes to:

Name _ _
(Type or Print)

Address _ _

(Tax Identification or Social Security Number)
(Complete Substitute Form W-9)

Credit unconverted Notes delivered by book-entry transfer to the Book-Entry Transfer Facility set forth below:

Book-Entry Transfer Facility Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 4, 5 and 6)

To be completed ONLY if the shares of Common Stock and the Inducement Premium are to be delivered to someone other than you or to you at a book entry transfer facility account number other than as indicated above.

Deliver to:

Name _ _
(Type or Print)

Book-Entry Transfer Facility Account Number:

(Tax Identification or Social Security Number)

INSTRUCTIONS
PART OF THE TERMS AND CONDITIONS OF THE
OFFER OF PREMIUM

1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND NOTES. A confirmation of book-entry delivery, along with a properly completed and executed copy of this Letter of Transmittal (or a facsimile thereof), must be received by the Conversion Agent at its address listed on the cover of this document prior to the Expiration Date. If your Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee, this Letter of Transmittal need not be transmitted to the Conversion Agent, provided that the book-entry transfer procedure is completed by a DTC nominee prior to the Expiration Date. THE DELIVERY OF THE NOTES AND ALL REQUIRED DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE CONVERSION AGENT. YOU ARE RESPONSIBLE FOR REQUESTING THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR NOTES AND ALL REQUIRED DOCUMENTS TO THE CONVERSION AGENT. DO NOT SEND ANY OF THE DOCUMENTS TO THE COMPANY.

As used in this Letter of Transmittal, an “Eligible Institution” is any participant in a Recognized Signature Guarantee Medallion Program within the meaning of Rule 17Ad-15 under the Exchange Act.

The Company has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered Notes, and its decision will be final and binding. The Company’s interpretation of the terms and conditions of the Offer, including the instructions contained in this Letter of Transmittal and in the Offering Circular under the heading “The Offer - Conditions to the Offer,” will be final and binding on all parties.

The Company may also decide to waive any conditions, defects, or invalidity of tender of Notes and accept such Notes for conversion. Any defect or invalidity in the tender of Notes that is not waived by the Company must be cured within the period of time set by the Company.

It is your responsibility to identify and cure any defect or invalidity in the tender of your Notes. Tender of your Notes will not be considered to have been made until any defect is cured or waived. Neither the Company, the Conversion Agent nor any other person is required to notify you that your tender was invalid or defective, and no one will be liable for any failure to notify you of such a defect or invalidity in your tender of Notes. As soon as reasonably possible after the Expiration Date, the Conversion Agent will return to the Holder any Notes that were invalidly tendered if the defect of invalidity has not been cured or waived.

2. TENDER BY HOLDER. You must be a registered Holder of Notes in order to participate in the Offer. If you are a beneficial holder of Notes who wishes to tender, but you are not the registered Holder, you must arrange with the registered Holder to execute and deliver this Letter of Transmittal on your behalf.

3. PARTIAL TENDERS. If you are tendering for conversion less than the entire principal amount of Notes held in your account, you should fill in the principal amount you are tendering in the box entitled “Principal Amount of Notes Tendered for Conversion.” The entire principal amount of your Notes delivered to the Conversion Agent will be deemed to have been tendered unless you fill in the appropriate line item. If the entire principal amount of your Notes is not tendered for conversion, the principal amount of those untendered Notes not converted will be credited to accounts at DTC. Similarly, any shares of Common Stock issued upon conversion of any tendered and accepted Notes will be credited to accounts at DTC.

4. SIGNATURES ON THE LETTER OF TRANSMITTAL; GUARANTEE OF SIGNATURES.

ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNLESS ONE OF THE FOLLOWING SITUATIONS APPLY:

•	If this Letter of Transmittal is signed by the registered Holder(s) of the Notes tendered with this Letter of Transmittal and such Holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions”; or

•	If the Notes are tendered for the account of an Eligible Institution.

If any signature on this Letter of Transmittal is required to be guaranteed, the guarantee must be by an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of Notes, the tendered Notes must be endorsed by the registered holder, with the signature guaranteed by an Eligible Institution.

If shares of Common Stock will be issued to someone other than you, you must deliver with this Letter of Transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be medallion guaranteed by an Eligible Institution.

If this Letter of Transmittal or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by the Company, evidence satisfactory to the Company of that person’s authority to act must be submitted with this Letter of Transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

5. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. If different from the name and address of the person signing this Letter of Transmittal, you should indicate, in the applicable box or boxes, the name and address or, if applicable, the book-entry transfer facility account number where to issue or deliver Common Stock issued upon conversion of Notes. If any shares of Common Stock are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6. TRANSFER TAXES. The Company will pay all transfer taxes, if any, applicable to the conversion of the Notes pursuant to the Offer. Transfer taxes will be payable by you, however, or by the tendering Holder if you are signing this letter on behalf of a tendering Holder if:

•	certificates representing shares of Common Stock or any Notes not tendered or accepted for conversion are to be delivered to, or are to be registered or issued in the name of, a person other than the registered Holder;

•	tendered Notes are registered in the name of any person other than the person signing this Letter of Transmittal; or

•	a transfer tax is imposed for any reason other than the conversion of Notes and payment of the Inducement Premium pursuant to the Offer. If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this Letter of Transmittal, the amount of those transfer taxes will be billed directly to the tendering Holder. Until those transfer taxes are paid, the Company will not be required to deliver any Common Stock or the Inducement Premium required to be delivered to, or at the direction of, such tendering Holder.

7. TAX IDENTIFICATION NUMBER. Federal income tax law requires you to provide the Conversion Agent with a correct Taxpayer Identification Number (“TIN”) for the Holder on the enclosed Substitute Form W-9. If the Holder is an individual, the TIN is his or her social security number. If you do not provide the required information on the Substitute Form W-9, you may be subject to a $50 penalty imposed by the Internal Revenue Service and backup withholding tax, currently at a rate of 28% (in 2007), on the Inducement Premium and certain payments made to the Holders of Common Stock. Certain Holders, such as corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. For additional information, please read the enclosed Guidelines for Certification of TIN on Substitute Form W-9. To prove to the Conversion Agent that a foreign individual qualifies as an exempt Holder, the foreign individual must submit a Form W-8, Form W-8 BEN or other similar statement, signed under penalties of perjury, certifying as to that individual’s exempt status. You can obtain the appropriate form from the Conversion Agent.

8. VALIDITY OF TENDERS. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Notes tendered for conversion will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders not properly tendered or to not accept any particular tender of Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Offer as to any particular tender of Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Notes in the Offer). The Company’s interpretation of the terms and conditions of the Offer as to any Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes for conversion must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Conversion Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Notes for conversion, nor shall any of them incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Conversion Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Conversion Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

9. WAIVER OF CONDITIONS. The Company may choose, at any time and for any reason, to amend, waive or modify certain of the conditions to the Offer. The conditions applicable to tenders of Notes in the Offer are described in the Offering Circular under the heading “The Offer – Conditions to the Offer.”

10. NO CONDITIONAL TENDER. No alternative, conditional, irregular or contingent tender of Notes will be accepted.

11. WITHDRAWAL. Tenders may be withdrawn only pursuant to the withdrawal rights set forth in the Offering Circular under the caption “The Offer – Withdrawal of Tenders.”

TO BE COMPLETED BY ALL TENDERING HOLDERS

(SEE INSTRUCTION 7)

SUBSTITUTE Form W-9	Part 1 - PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN)
Part 2 - Certification - Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).
Part 3 – Awaiting TIN ☐ Please complete the Certificate of Awaiting Taxpayer Identification Number below.
Certificate Instructions - You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

SIGNATURE _ _  DATE _ _, 2007

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payor within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

_ _, 2007
Signature	Date